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                                                                  EXHIBIT 10.18a

                          AMENDMENT TO LEASE AGREEMENT


         AMENDMENT date February 26, 2002, between Forsyth Centre Associates, L.L.C. ("Landlord") and D&K Healthcare Resources, Inc. ("Tenant").



                                    RECITALS


     A. Landlord and Tenant entered into and executed that certain Lease Agreement dated October 10, 2001 (the "Lease");

     B. Pursuant to the Lease, the "Lease Premises" consist of the entire tenth floor of the Building, a portion of the ninth floor of the Building and a portion of the third flo0r of the Building; the third floor space, as outlined on Exhibit 1.1A, is not sufficient for Tenant's needs and Tenant wishes to lease additional space on the fifth floor of the Building in lieu of the space of the third floor.


                                    AGREEMENT


     In consideration of the foregoing, the mutual covenants herein contained and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties by their execution hereof), the parties agree as follows:

     1. Defined Terms. Unless otherwise defined herein, all capitalized terms used in this Amendment have the meanings ascribed to them in the Lease.

     2. Leased Properties. The definition of Leased Properties is amended to provide that Landlord demises and leases to Tenant, and Tenant leases and rents from Landlord, a portion of the fifth floor of the Building consisting of approximately 4,086 rentable square feet; the fifth floor space is in lieu of the third floor space and in addition to the entire tenth floor and a portion of the ninth floor of the Building. The fifth floor space is outlined on Exhibit 1.1A attached hereto which exhibit shall replace and become the new Exhibit 1.1A to the Lease. The actual rentable square feet shall be determined after completion of construction of the Lease Premises and shall be determined according to ANSI/BOMA Z65.1-1996.

     3. No Other Modifications. Nothing herein contained in any way impairs the Lease, or alters, waives, annuls, varies or affects any provisions, condition or




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         covenant therein, except as specifically set forth in this Amendment.
         All other provisions of the Lease remain in full force and effect.

4. Further Assurances. The parties will execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Amendment.

5. Amendments. This Amendment may be amended, modified or supplemented only by written agreement of the parties hereto.





                                         "LANDLORD"
                                         FORSYTH  CENTRE  ASSOCIATES, L.L.C.

                                         By    /s/  John L. Hank
                                               ------------------



                                         `TENANT'
                                         D&K HEALTHCARE RESOURCES, INC.

                                         By     /s/   Martin D. Wilson
                                               ------------------------